Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated January 5, 2022, relating to the consolidated financial statements of Abitibi Royalties Inc. for the years ended December 31, 2020 and 2019, which appears in Gold Royalty Corp.’s Report on Form 6-K, filed with the Securities and Exchange Commission on June 13, 2022.

Ottawa, Canada September 14, 2022